UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 9, 2016, CST Brands, Inc. (the “Company” or “CST”) held its Annual Meeting of Stockholders. The following table presents the final voting results for the items that were presented for stockholder vote.

	For	Against	Abstain	Broker Non-Vote
(1) Election of four Class III Director Nominees for a term of three years:
Thomas W. Dickson	64,694,176	136,768	27,984	4,339,307
Ruben M. Escobedo	62,358,275	2,473,415	27,238	4,339,307
Denise Incandela	61,084,345	3,727,945	46,638	4,339,307
Alan Schoenbaum	62,341,181	2,491,162	26,585	4,339,307
(2) Ratification of the Selection of KPMG LLP as CST’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.	69,035,111	114,378	48,746	N/A
(3) Approval of the CST Brands, Inc. Employee Stock Purchase Plan.	64,382,613	426,890	49,425	4,339,307
(4) Approval of the CST Brands, Inc. Non-Employee Director Compensation Policy.	43,319,057	21,419,804	120,067	4,339,307
(5) Approval, on an Advisory, Non-Binding Basis, of the Compensation of our Named Executive Officers.	61,548,622	2,604,636	705,670	4,339,307
Based on the voting as reported above, the four director nominees named above were elected as Directors of the Company for a term of three years. In addition, the Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, approved the CST Brands, Inc. Employee Stock Purchase Plan, approved the CST Brands, Inc. Non-Employee Director Compensation Policy and approved, on an advisory, non-binding basis, the compensation of our named executive officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.
/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary
Dated: June 13, 2016